                                                                               .
                                                                               .
                                                                               .

                                   EXHIBIT 21
                                  SUBSIDIARIES

Name                              Jurisdiction of Incorporation
----                              -----------------------------
United Bank & Trust                          Michigan
United Bank & Trust - Washtenaw              Michigan


                                    Page 31